LIBERTY BANCORP, INC.
                                                                STOCK ORDER FORM
                                 Please read and complete this Stock Order Form.
                     Instructions are included on the reverse side of this form.
                            Please note that after consummation of the Offering,
                 Axia Federal Savings Bank will change its name to Liberty Bank.


DEADLINE FOR DELIVERY
10:00 a.m., local time, on ______, 1998

Please mail the completed Stock Order Form in the enclosed business reply envelope to the address listed below or hand-deliver to any Axia Federal Savings Bank office. Copies and facsimiles of Stock Order Forms will not be accepted.
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FOR OFFICE USE ONLY

-----------                  ---------             ---------            --------
 Date Rec'd                   Batch #               Order #              Deposit
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

(1)  NUMBER OF SHARES
---------------------------------      -------------------------------------      ----------------------------------------
       Number of Shares                           Price per Share                           Total Amount Due
                                   X                  $10.00                 =           $
---------------------------------      -------------------------------------      ----------------------------------------
    (25 Share Minimum)


(2)  METHOD OF PAYMENT

[ ] Enclosed is a check or money order payable to Axia Federal Savings Bank for $______________.


[ ] I authorize Axia Federal Savings Bank to make the withdrawal(s) from the Axia Federal Savings Bank account(s) listed below, and understand that the amounts I authorize below will not otherwise be available to me once this Stock Order Form is submitted. (There is no early withdrawal penalty for the purchase of stock.)

    Account Number(s)                                         Amount(s)
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Total Withdrawal:


(3) PURCHASER INFORMATION

Check the box which applies.

(a)[ ] Eligible Account Holder - Check here if you were a depositor with at least $50 at Axia Federal Savings Bank on September 30, 1996. List any account(s) you had at that date below.

(b) [ ] Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 at Axia Federal Savings Bank on March 31, 1998, but are not an Eligible Account Holder. List any account(s) you had at that date below.

(c) [ ] Other Member - Check here if you were a depositor of Axia Federal Savings Bank on _______, 1998, but are not an Eligible or Supplemental Eligible Account Holder. List any account(s) you had at that date below.

(d) [ ] Check here if you were not an Axia Federal Savings Bank account holder at any of the above dates.

Account Title (Name(s) on Account)                         Account Number
----------------------------------                       -------------------

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        If additional space is needed, please attach a separate page and submit it with this Stock Order Form.


(4) STOCK REGISTRATION (Please Print Clearly - The registration information you list below will be utilized for subsequent mailings, including the registration of stock certificates. Please make sure the information is complete and legible).


------------------------------------------------------------------------------------------------------------
(First Name, Middle Initial, Last Name)      Social Security No./Tax ID# (certificate will show this number)
------------------------------------------------------------------------------------------------------------
(First Name, Middle Initial, Last Name)      Social Security No./Tax ID#
------------------------------------------------------------------------------------------------------------
(Street Address)                             (Daytime Phone Number)
------------------------------------------------------------------------------------------------------------
(City, State, Zip Code)                      (Evening Phone Number)
------------------------------------------------------------------------------------------------------------


(5) FORM OF STOCK OWNERSHIP (check one - see reverse side of this Form for ownership definitions)
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

[ ]  Individual                 [ ] Joint Tenants   [ ] Tenants in Common                            [ ]  Uniform Transfer to Minors

[ ]  IRA (for broker use only)  [ ]  Corporation    [ ] Fiduciary (Under Agreement Dated___, 199__)  [ ]  Other  ______________


(6) NASD AFFILIATION (Check and initial only if applicable.)
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[ ] Check  here and  initial  below if you are a member  of the NASD  ("National
 Association of Securities Dealers") or a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance; and (ii) to report this subscription in writing to the applicable NASD member I am associated with within one day of payment for the stock.
 ____ (Please initial)


(7) ACKNOWLEDGMENT AND SIGNATURE (VERY IMPORTANT)
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I(we)  acknowledge  receipt of the Prospectus  dated  _________,  1998, and that
I(we) have been advised to read the Prospectus (including the section entitled "Risk Factors"). I(we) understand that, after receipt by Axia Federal Savings Bank, this order may not be modified or withdrawn without the consent of Axia Federal. I(we) hereby certify that the shares which are being subscribed for are for my(our) account only, and that I(we) have no present agreement or understanding regarding any subsequent sale or transfer of such shares and I(we) confirm that my(our) order does not conflict with the purchase limitation and ownership limitation provisions in the Plan of Reorganization from Mutual Savings Association to Mutual Holding Company and Stock Issuance Plan. I(we) acknowledge that the common stock being ordered is not a deposit or savings account, is not insured by the FDIC and is not guaranteed by Axia Federal Savings Bank, or any government agency. Under penalties of perjury, I(we) certify that (1) the Social Security #(s) or Tax ID#(s) given above is(are) correct; and (2) I(we) am(are) not subject to backup withholding tax. (You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return).


Please sign and date this form. Only one signature is required, unless authorizing a withdrawal from an Axia Federal Savings Bank deposit account requiring more than one signature to withdraw funds. If signing as a custodian, corporate officer, etc., please include your full title.


____________________________________________
Signature  Title (if applicable)    Date


____________________________________________
Signature  Title (if  applicable)   Date

       THIS ORDER NOT VALID UNLESS SIGNED - WE RECOMMEND RETAINING A COPY
                          OF THIS FORM FOR YOUR RECORDS
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  QUESTIONS? Please call (732) ___-____ from 9:00 am to 4:00 pm, Monday-Friday
   Stock Information Center: 1410 St. Georges Avenue, Avenel, New Jersey 07001
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 THE SHARES OF COMMON STOCK ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE
     FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                          STOCK ORDER FORM INSTRUCTIONS


(1) NUMBER OF SHARES -- Indicate the number of shares of Liberty Bancorp, Inc. common stock that you wish to purchase and indicate the amount due. The minimum purchase is 25 shares or $250. No individual person may purchase more than $100,000 in the Offering. No person, together with associates or persons acting in concert with such person, may purchase more than $100,000 in the Offering. Axia Federal Savings Bank reserves the right to accept or reject orders placed in the Offering.

(2) METHOD OF PAYMENT -- Payment for shares may be made by check or money order payable to Axia Federal Savings Bank. Funds received in this form of payment will be cashed immediately and deposited into a separate account established for the purposes of this Offering. You will earn interest at Axia Federal Savings Bank's passbook rate (currently ___%) from the time funds are received until the Offering is consummated.

You may pay for your shares by withdrawal from your Axia Federal Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) to be withdrawn. These funds will be unavailable to you from the time this Stock Order Form is received until the Offering is consummated. The funds will continue to earn interest at the account's contractual rate until the Offering is consummated. Please contact the Stock Information Center early in the Offering period, if you are intending to utilize Axia Federal Savings Bank IRA or Keogh funds (or any other IRA funds) to make your stock purchase.

(3) PURCHASER INFORMATION -- Check the applicable box. This information is very important because eligibility dates are utilized to prioritize your order in the event that we receive more stock orders than available stock. List the name(s) on the deposit account(s) and account number(s) that you held at the applicable date. Please see the portion of the Prospectus entitled "The Reorganization and Offering - Subscription Offering" for a detailed explanation of how shares will be allocated in the event the Offering is oversubscribed. Failure to complete this section, completing this section incorrectly or omitting information in this section could result in a loss of all or part of your stock allocation.

(4) STOCK REGISTRATION -- Please CLEARLY PRINT the name(s) and address in which you want the stock certificate registered and mailed. If you are exercising subscription rights by purchasing in the Subscription Offering as an Axia Federal Savings Bank (i) eligible depositor as of 9/30/96 or (ii) eligible depositor as of 3/31/98, or (iii) other depositor as of ________, 1998, you must register the stock in the name of one of the account holders listed on your account as of the applicable date. However, adding the name(s) of other persons who are not account holders, or were account holders at a later date than yourself, will be a violation of your subscription right and will result in a loss of your purchase priority. NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED ON VARIOUS CERTIFICATES, A SEPARATE STOCK ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE DESIRED.

Enter the Social Security Number or Tax ID Number of the registered owner(s). The first number listed will be identified with the stock certificate for tax purposes. Be sure to include at least one phone number, in the event you must be contacted regarding this Stock Order Form.

(5) FORM OF STOCK OWNERSHIP -- Please check the one type of ownership applicable to your registration. An explanation of each follows:

                        GUIDELINES FOR REGISTERING STOCK

For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Liberty Bancorp, Inc. stock certificate(s). If you have any questions, please consult your legal advisor.

Stock ownership must be registered in one of the following manners:

----------------------------------------------------
INDIVIDUAL:    Avoid the use of two  initials.  Include  the first  given  name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc. If the stock is held individually upon the individual's death, the stock will be owned by the individual's estate and distributed as indicated by the individual's will or otherwise in accordance with law.

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JOINT:         Joint  ownership  of  stock  by  two or  more  persons  shall  be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or." Omit titles such as "Mrs.," "Dr.," etc. JOINT TENANTS--Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners
               where  ownership  is  intended  to  pass   automatically  to  the
               surviving tenant(s). TENANTS IN COMMON--Tenants in Common may be specified to identify two or more owners. When stock is held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

---------------------------------------------------
UNIFORM        TRANSFER Stock may be held in the name of a custodian for a minor
TO MINORS:     under the  Uniform  Transfers  to Minors  laws of the  individual states. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST,", while the description "Uniform Transfers to Minors Act" is abbreviated "UNIF TRAN MIN ACT." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Uniform
               Transfers to Minors Act will be  abbreviated:  JOHN P. JONES CUST
               SUSAN A. JONES UNIF TRAN MIN ACT NJ

---------------------------------------------------
FIDUCIARIES:   Stock held in a fiduciary capacity must contain the following:

               1. The name(s) of the fiduciary(ies):

                    o If an individual, list the first given name, middle initial and last name.

                    o    If a corporation, list the corporate title

                    o    If  an   individual   and  a   corporation,   list  the
                         corporation's title before the individual.

               2. The fiduciary capacity: Adminstrator,  Concervator, Committee,
                  Executor, Trustee, Personal Representative, Custodian

               3. The type of document  governing  the  fiduciary  relationship.
                  Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

               4. The date of the document governing the relationship.  The date of the document need not be used in the description of a trust created by a will.

               5. Either of the following:

                                    The name of the maker, donor or testator OR
                                    The name of the beneficiary
                                    Example of Fiduciary Ownership:
                                         JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                                         UNDER AGREEMENT DATED 6/9/74

(6)  NASD AFFILIATION -- Check the box and initial, if applicable.

(7) ACKNOWLEDGMENT AND SIGNATURE -- Stock order forms submitted without a signature will not be accepted. Only one signature is required, unless the method of payment section of this Form includes authorization to withdraw from an Axia Federal Savings Bank account requiring more than one signature. If signing as a custodian, trustee, corporate officer, etc., please include your title. If exercising a Power of Attorney, you must submit a copy of the POA agreement with this Form.